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           This Current Report is filed by Norcal Waste Systems, Inc.
              pursuant to certain contractual requirements and not
                pursuant to the Securities Exchange Act of 1934
                   and the rules and regulations thereunder.

               Date of Report (Date of earliest event reported):
                                January 11, 2000

                           NORCAL WASTE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

 California                                                      94-2922974
  (State of                         (Commission                (IRS Employer
Incorporation)                      File Number)             Identification No.)

           160 Pacific Avenue, San Francisco                    94111
       (Address of principal executive offices)               (Zip Code)

       (Registrant's telephone number, including area code) 415/875-1000



Item 5. Other Events

     Norcal Waste Systems, Inc. (the "Company") has a contract with San Bernardino County (the "County"), pursuant to which it operates (through its San Bernardino subsidiary) all active landfills owned by the County and is primarily responsible for implementing the County's strategic plan which addresses the County's long-term waste disposal needs (the "1995 Contract"). The Company's other responsibilities include closure and monitoring of non-active landfills and identification, permitting and construction of landfill expansions.

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     On December 14, 1999, the County Board of Supervisors directed the
County's Chief Administrative Officer to negotiate an amendment with the Company to end the 1995 Contract as soon as the County can complete a competitive bidding process through a Request for Proposal, review submitted bids, and negotiate a replacement contract, but in no event later than June 30, 2001.

     On January 4, 2000, the Company signed Amendment No. 5 to the 1995 Contract (the "Amendment"), and on January 11, 2000, the County Board of Supervisors approved the Amendment and the Amendment became effective. Pursuant to the Amendment, the term of the 1995 Contract shall end on a date established by the County, which date shall be set forth in a written notice provided by the County to the Company and shall not be less than 90 days from the date of receipt of such written notice by the Company. In all events the term of the 1995 Contract shall expire no later than June 30, 2001, regardless of whether the County provides the Company a notice specifying the date on which the term shall end, or if no such notice is provided. The notice establishing the date on which the term of the 1995 Contract shall end can be given by the County any time after, but not before, the date on which the County Board of Supervisors acts to identify the successful proposer under the Request for Proposal process and directs staff to negotiate a contract with such person or entity.

     Although the County's Chief Administrative Officer has estimated in his report to the County's Board of Supervisors that the process should take 15 to 18 months, the County's Board of Supervisors has requested that the process be completed more quickly, if possible. In response to this request, the County's Chief Administrative Officer has stated that the process could potentially be accomplished in 12 to 15 months. The Company is currently unable to estimate how much time the County will need to complete these procedures. Assuming the County is unable to complete the Request for Proposal and enter into a new contract in the next seven months, the Company does not expect the Amendment to have a significant impact on its cash flows, results of operations or financial condition for fiscal year 2000.* The County has indicated that the Company will be permitted to bid on the new contract, but there can be no assurance that the Company will be awarded the new contract, or if the Company is the successful bidder, how the terms of the new contract will compare to those contained in the 1995 Contract.

        This report on Form 8-K contains forward-looking statements. The statement followed by an asterisk (*) is a forward-looking statement. Any such statements should be considered in light of various risks and uncertainties that could cause results to differ materially from expectations, estimates or forecasts expressed. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on its behalf.


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                                             /s/ Mark R. Lomele
                                             -----------------------------------
                                                 Mark R. Lomele
                                                 Senior Vice President and
                                                 Chief Financial Officer


Dated as of: February 17, 2000